UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2013

PennyMac Mortgage Investment Trust

 (Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2013, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Mortgage Investment Trust Holdings I, LLC (“PMITH”), entered into an amendment (the “Amendment”) to its master repurchase agreement, dated December 9, 2010 (the “Repurchase Agreement”), by and among Citibank, N.A. (“Citi”) and PMC, PMITH and PennyMac Loan Services, LLC (“PLS”).

Pursuant to the terms of the Repurchase Agreement, PMC and PMITH may sell to, and later repurchase from, Citi distressed residential mortgage loans. The principal amount paid by Citi is based on a percentage of the market value of the mortgage loans. Upon the repurchase, or the sale, securitization or liquidation, of a mortgage loan, PMC or PMITH, as applicable, is required to repay Citi the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase, sale, securitization or liquidation. The Repurchase Agreement is committed to April 19, 2013, and the obligations of PMC and PMITH are fully guaranteed by the Company. The mortgage loans are serviced by PLS pursuant to the terms of the Repurchase Agreement. Other material terms of the Repurchase Agreement and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on December 15, 2010.

Under the terms of the Amendment, the maximum aggregate purchase price provided for in the Repurchase Agreement was increased from $450 million to $650 million. The Company, through PMC and PMITH, is required to pay Citi a fee for the structuring of the Amendment, as well as certain other administrative costs and expenses. All other terms and conditions of the Repurchase Agreement and the related guaranty remain the same in all material respects.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.1, the full text of the Repurchase Agreement and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on December 15, 2010, and the full text of all other amendments to the Repurchase Agreement previously filed with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Amendment Number Nine to Master Repurchase Agreement, dated as of March 12, 2013, by and among Citibank, N.A. and PennyMac Corp., PennyMac Mortgage Investment Trust Holdings I, LLC and PennyMac Loan Services, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 13, 2013	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Amendment Number Nine to Master Repurchase Agreement, dated as of March 12, 2013, by and among Citibank, N.A. and PennyMac Corp., PennyMac Mortgage Investment Trust Holdings I, LLC and PennyMac Loan Services, LLC